Exhibit 3.1(x)

ARTICLES OF AMENDMENT LIMITED LIABILITY COMPANY (E.FL.CH.21)

Current name of LLC:  Conversent Communications of Vermont, LLC

Is changing its name to:                                                                                                                        (must use Limited Liability Company; Limited Company; LLC; or LC; may abbreviate Ltd & Co)

NOTE:  A foreign LLC (non VT) must attach a good standing certificate, dated as earlier than 30 days prior to filing from the state of origin.

Date articles were filed:  8/7/1998 organized under the laws of the state (or country) of: Vermont

☐ Is changing its state (or country) of origin to:

☐ Is changing to a term Limited Liability Company:

☐ Is changing the period of duration of its term to:

☐ Is ceasing to be a Term Limited Liability Company:

☐ Is changing to a Manager-Managed company. The name and address of each MANAGER.

☒ Is changing to a Member-Managed company. The member is Conversent Communications, LLC, 5 Wall Street, Burlington, MA 01803

☐ Amending that members of the company ARE to be personally liable for debts and obligations under § 3043(b) of this title.

☐ Amending that members of the company CEASE to be personally liable for debts and obligations under § 3043(b) of this title.

☐ Changes other than listed above:

By:	Conversent Communications, LLC, its sole member
By:	Raymond B. Ostroski
/s/ Raymond b. Ostroski
Title: EVP, General Counsel & Secretary
Date: June 29, 2010

FEES: $25.00 Delayed effective date (if applicable)                        fee enclosed                           .

VERMONT SECRETARY OF STATE

Location: 81 River Street Mall, 109 State Street

Montpelier, VT  05609-1164 (802) 828-2386

ARTICLES OF AMENDMENT

LIMITED LIABILITY COMPANY

Current name of LLC: NEVD of Vermont, LLC

Is changing its name to: Conversent Communications of Vermont, LLC

Note: A Foreign LLC (non VT) must attach a good standing certificate, dated no earlier than 30 days prior to filing, from its state of origin.

Date articles were filed:  August 7, 1998

Originally organized under the laws of the state (or country) of: Vermont

Changing its state (or country) of origin to:

Is changing to a TERM LIMITED Liability Company:

Is changing the period of duration of its term:

Is ceasing to be a TERM LIMITED Liability Company:

☐ Is changing to a MANAGER-MANAGED company.

☐ Is changing to a MEMBER-MANAGED company.

☐ Amending that members of the company ARE to be personally liable for debts and obligations under section 3043(b) of this title.

☐ Amending that members of the company CEASE to be personally liable for debts and obligations under section 3043(b) of this title.

Changes other than listed above:

SIGNATURE	/s/ David L. Mayer	TITLE: Secretary
DATE September 29, 1999	David L. Mayer

The amendment must be typewritten or printed and filed in duplicate.  Unless a delayed effective date is specified, the document is effective on the date it is approved.  A delayed effective date cannot be later than the 90th day after the document is filed.

FEES: VERMONT DOMESTIC LLC = $25.00                                         FOREIGN LLC = $25.00

VERMONT SECRETARY OF STATE

Location: 81 River Street Mall, 109 State Street

Montpelier, VT 05609-1164 (802) 828-2386

LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION

Name of LLC:  NEVD of Vermont, LLC

Organized under the laws of the state (or country) of: Vermont

A Foreign LLC (non VT) must attach a good standing certificate, dated no earlier than 30 days prior to filing, from its state of origin.

Address of principal office: 1106 North Main Street, Providence, RI  20904

Name of process agent:  CT Corporation System

Agent’s address:  148 College Street, Burlington, VT  05401

The fiscal year ends the month of Dec.  (DEC will be designated as the month your year ends unless you state differently)

Is the company a TERM Limited Liability Company? No

This is a MANAGER-MANAGED company.  Yes

If the LLC is Manager-Managed list the name and address of each initial MANAGER:

Robert J. Shanahan

1106 North Main Street

Providence, RI  02904

Indicate below whether the members of the company are to be personally liable for its debts and obligations under 11 VSA.3043(b):  No

List name and address of each organizer:  Robert J. Shanahan, 1106 North Main Street, Providence, RI  02904

SIGNATURE OF ORGANIZER(S):	/s/ Robert J. Shanahan	Dated: 8/3/98

The articles must be typewritten or printed and filed in duplicate.  Unless a delayed effective date is specified the document is effective on the date it is approved.  A delayed effective date cannot be later than the 90th day after filing.  ANNUAL REPORT:  Each LLC under this          is required to file an annual report within 2-1/2 months of the close of its fiscal year and failure to file this report will result in termination of the LLC.  The annual report will be mailed to your process agent when the report is due.

FEES: VERMONT DOMESTIC LLC = $75.00                                FOREIGN LLC = $100.00